Exhibit 5.1

Goodwin Procter LLP 601 Marshall St. Redwood City, CA 94063 goodwinlaw.com +1 650 752 3100

August 12, 2025

Rocket Lab Corporation

3881 McGowen Street

Long Beach, California 90808

Re:       Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with the Registration Statement on Form S-3ASR (File No. 333-285707) filed on March 11, 2025 by Rocket Lab USA, Inc. and Post-Effective Amendment No. 1 to such Registration Statement on Form S-3ASR filed on May 27, 2025 (as amended or supplemented, the “Registration Statement”) by Rocket Lab Corporation, a Delaware corporation (the “Company”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon its filing. You have asked us to deliver this opinion in connection with the registration of the offering of up to 3,057,588 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share, pursuant to the Registration Statement, with all of such Shares to be sold by the selling stockholder listed under “Selling Stockholder” in the prospectus supplement to the Registration Statement filed by the Company pursuant to Rule 424(b)(7) of the Securities Act on August 12, 2025.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

Rocket Lab Corporation

August 12, 2025

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP